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                                                                 EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 of our report dated January 14, 1999 included in the SLM Holding Corporation's 1998 Annual Report to Shareholders which is incorporated by reference into SLM Holding Corporation's Form 10-K for the year ended December 31, 1998.

                                       /s/ Arthur Andersen LLP

Washington, D.C.
June 17, 1999